Exhibit 21.1

SVB Financial Group Annual Report on Form 10-K

Exhibit 21.1—Subsidiaries of SVB Financial Group

SVB Financial Group owns outstanding voting securities or partnership interests of the following corporations and partnerships, which are included in SVB Financial Group’s consolidated financial statements:

Name	Ownership Interest	Jurisdiction of Incorporation
Silicon Valley Bank	100.0%	California
SVB Leasing Company (inactive)	100.0%	California
SVB Capital II	100.0%	Delaware
SVB Strategic Investors, LLC	100.0%	California
SVB Strategic Investors Fund, L.P.	12.6%	California
Silicon Valley BancVentures, Inc.	100.0%	California
Silicon Valley BancVentures, L.P.	10.7%	California
Gold Hill Venture Lending Partners 03, LLC	90.7%	California
Gold Hill Venture Lending 03, L.P.	9.3%	Delaware
SVB Alliant	100.0%	California
SVB Strategic Investors II, LLC	100.0%	Delaware
SVB Strategic Investors Fund II, L.P.	8.6%	Delaware
SVB Strategic Investors III, L.L.C	100.0%	Delaware
SVB Strategic Investors Fund III, L.P.	100.0%	Delaware
Silicon Valley Bancshares Cayman Islands	100.0%	Cayman Islands
SVB India Advisors, Private Limited	1.0%	India
SVB Business Partners (Shanghai) Co. Ltd.	100.0%	China
SVB Alliant Europe, Ltd.	100.0%	United Kingdom

Silicon Valley Bank owns 100% of the outstanding voting securities of the following corporations, which are included in Silicon Valley Bancshares’ consolidated financial statements:

Name	Jurisdiction of Incorporation
Woodside Asset Management, Inc.	California
SVB Asset Management	California
SVB Securities	California
Real Estate Investment Trust	Maryland
SVB Global Financial, Inc.	Delaware

SVB Global Financial, Inc. owns 99.0 % of the outstanding voting securities of the following corporation, which are included in Silicon Valley Bank’s consolidated financial statements:

Name	Jurisdiction of Incorporation
SVB India Advisors, Private Limited	India

SVB Global Financial, Inc. owns 100% of the outstanding voting securities of the following corporation, which are included in Silicon Valley Bank’s consolidated financial statements:

Name	Jurisdiction of Incorporation
SVB Europe Advisors Limited	United Kingdom